EXHIBIT 99.1

                                     PROXY

                           THE SAVANNAH BANCORP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS


     The undersigned hereby constitutes and appoints Archie H. Davis and J. Wiley Ellis, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of The Savannah Bancorp, Inc., a Georgia corporation ("Savannah") which the undersigned would be entitled to vote if personally present at the Special Meeting of Savannah Shareholders to be held at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia 31401, on Tuesday, December 15, 1998, at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated November 6, 1998.

1. MERGER. To approve, ratify, confirm and adopt the issuance of shares of Savannah common stock to the holders of Bryan common stock pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of February 11, 1998 (the "Merger Agreement"), by and between Savannah and Bryan Bancorp of Georgia, Inc., a Georgia corporation("Bryan"), pursuant to which (i) Bryan will merge (the "Merger") with and into Savannah;
      (ii) each share of the $1.00 par value common stock of Bryan ("Bryan Common Stock") issued and outstanding at the effective time of the Merger will be exchanged for 1.85 shares of $1.00 par value common stock of Savannah ("Savannah Common Stock"), all as more fully described in the Joint Proxy Statement/Prospectus dated November 6, 1998.


                        FOR |_| AGAINST |_| ABSTAIN |_|

2.    CONTINGENT ELECTION   ___ FOR all nominees for    ___ WITHHOLD AUTHORITY
      OF DIRECTORS              director listed             (to vote for all
                                below (except as             nominees listed)
                                marked to the
                                contrary below)

      To serve until the 1999 annual            L. Carlton Gill
      meeting:                                  Robert T. Thompson, Jr.


      To serve until the 2000 annual            James W. Royal
      meeting:                                  James Toby Roberts, Sr.


      To serve until the 2001 annual            E. James Burnsed
      meeting:

3. OTHER BUSINESS. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ABOVE.

Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                            DATED: ____________________, 1998


                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Signature if held jointly

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE SAVANNAH BANCORP, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.